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                                                                   EXHIBIT 10.26

                         LEVI STRAUSS ASSOCIATES INC.
                         ----------------------------

               DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
               ------------------------------------------------

      (As adopted January 17, 1977 and as amended through July 19, 1988)


1.   Effective Date
     --------------

     The Levi Strauss Associates Inc. Deferred Compensation Plan for Outside Directors (hereinafter the "Plan") became effective upon approval by the Executive Committee of the Board of Directors of Levi Strauss & Co. on January 17, 1977 and amended and restated most recently on July 19, 1988 by the delegate of the Board of Directors of Levi Strauss Associates Inc. (the "Company").


2.   Eligibility
     -----------

     The persons eligible to participate in this Plan shall be those members of the Board of Directors of the Company who are not otherwise employed by the Company as an executive or in any other capacity. These persons are generally referred to by the Company as "outside directors".


3.   Definitions of Compensation and LTPP Payment
     --------------------------------------------

     For all purposes under the Plan, "total compensation" shall mean all fees or other compensation for services as an outside director of the Company, but shall not include any LTPP Payment and further shall not include any payments under or contributions to any group insurance or other benefit plan maintained by the company or any reimbursement for expenses. For all purposes under the Plan, "LTPP Payment" shall mean any payment under the Levi Strauss Associates Inc. Long-Term Performance Plan.


4.   Election to Defer Compensation
     ------------------------------

     Any person eligible to participate in this Plan may elect that a portion or all of this total compensation for a calendar year shall be payable only as Deferred Compensation under the Plan. Such election shall be made in writing to the Corporate Secretary at least two (2) weeks prior to the' commencement of such calendar year.

     In addition, an eligible outside director may make an election during the first year of service as a director of the Company. Such election under the Plan shall be made in writing to the Corporate Secretary on the date of election to the Board of Directors of the
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     Company. In no case, however, shall such election under the plan be permitted after December 15, of any calendar year. An election for a given year shall be irrevocable.


5.   Election to Defer LTPP Payment
     ------------------------------

     Any person eligible to participate in the Plan may elect that a portion or all of any LTPP Payment shall be payable as Deferred Compensation under the Plan; provided, however, that the minimum amount that may be deferred is the greater of $5,000 or five percent (5$) of each LTPP Payment than payable. Deferral elections shall be made at the same time and in the same manner as elections to defer LTPP Payments are made under Article 5 of the Levi Strauss Associates Inc. Long-Term Performance Plan.


6.   Interest Credit
     ---------------

     Beginning on January 1, 1982, interest shall be computed monthly as of the last day of each calendar month on the undistributed balance of each eligible outside director's Deferred Compensation at the end of such calendar month. Such interest shall be computed at a monthly interest rate equal to one-twelfth (1/12) of the annual interest rate charged for commercial loans to most creditworthy customers, as most recently announced by Bank of America in San Francisco, California, effective as of the last day of the calendar month on which such interest is computed; except that for any calendar year beginning prior to January 1, 1982, interest shall be credited in accordance with the procedures specified in the Plan as then in effect. Such interest shall be credited to the account of each outside director on the books of the Company as of December 31 of such calendar year.


7.   Payment of Deferred Compensation
     --------------------------------

     All Deferred Compensation under the Plan (including interest credited under Section 6) shall be payable as follows:


a.   Outside director ceases to be a director of the Company or retires from
     -----------------------------------------------------------------------
     principal occupation
     --------------------

     At the time that an outside director notifies the Corporate Secretary of his election to defer compensation, he shall specify that payment of the Deferred Compensation shall commence (1) when the outside director ceases to be a director of the Company, (2) when the outside director retires from his or her principal occupation, or (3) the later of (1) or (2). The amount of the outside director's Deferred Compensation shall be paid to him over a five (5) year period in sixty (60) ratable monthly installments commencing on the first day of the calendar month following the date selected above. An eligible outside director may, however, at the time that he notifies the Corporate Secretary of his election
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     to have all or a portion of his total compensation for a given calendar year payable as Deferred Compensation under the Plan:


     (i) specify a longer period, not to exceed ten (10) years, over which his Deferred Compensation for such year shall be paid for him, or


     (ii) specify the payment shall be in the form of a lump sum.


     Notwithstanding the outside director's election, all payments of Deferred Compensation must be completed prior to ten years after the outside director reaches or would have reached age 70 1/2.


b.   Termination of Service by Death
     -------------------------------

     In the event that the eligible outside director's service is terminated by death, or in the event of an eligible outside director's death after termination of services, the unpaid balance of his Deferred Compensation shall be paid in a lump sum to his Beneficiary within thirty (30) days after his death; except that at the time an eligible outside director notifies the Corporate Secretary of his election to have all or a portion of his total compensation for a given calendar year payable as Deferred Compensation under the Plan, such eligible outside director may elect that such unpaid balance be paid in a lump sum at a designated time within the five (5) year period following death of the eligible outside director or in ratable monthly installments over a five (5) year period or a specified longer period not to exceed ten (l0) years.

     Notwithstanding the outside director's election, all payments of Deferred Compensation must be completed prior to ten years after the outside director would-have reached age 70 1/2.


c.   Hardship
     --------

     Upon a showing of financial hardship, the Personnel Committee of the Board of Directors may, in its sole discretion, direct the Company to pay to an eligible outside director (or, in the event of death, to an eligible outside director's Beneficiary) in one lump sum, a portion, or all of the unpaid balance of such eligible outside director's Deferred Compensation to the extent necessary to alleviate the hardship. A hardship is an emergency beyond the control of the eligible outside director and his Beneficiary.
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d.   Acceleration of Payments
     ------------------------

     An outside director who is no longer a outside director or, in the case of the death of an outside director prior to the commencement of payment of Deferred Compensation for any year, the outside director's Beneficiary, may file a petition to accelerate payment of Deferred Compensation. The Outside Director appointed by the Personnel Committee of the Board of Directors of the Company pursuant to Section 6(d) of the Levi Strauss Associates Inc. Deferred Compensation Plan for Executives shall consider and act upon such petitions and the Outside Director shall have the sole discretion to approve or disapprove such petitions. In the petition, the outside director or Beneficiary, as the case may be, shall with respect to the Deferred Compensation specify (1) a date for lump sum payment or (2) a period to receive payments which is not later or longer than the date for lump sum payment or period to commence specified in the election pursuant to Section 6(a) or 7(b).


e.   Payment of LTPP Payment Over Five Years
     ---------------------------------------

     In lieu of the provisions for payment of Deferred Compensation set forth Subsections (a), (b), (c) and (d) above, the outside director may elect payment of his LTPP Payment to be made as follows: Twenty percent (20%) of the LTPP Payment to be paid as soon as practical after the amounts have been determined by the awarding company; thereafter in ratable annual installments in July of each of the following four years.


8.   Source of Payment
     -----------------

     All payments of Deferred Compensation hereunder shall be paid in cash from the general funds of the company, and no special or separate fund shall be established or other segregation of assets made to assure such payments; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall, create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company or the Corporate Secretary and any outside director or other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.


9.   Designation of Beneficiaries
     ----------------------------

     Each eligible outside director shall file with the Corporate Secretary a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount of compensation, if any, payable under the Plan upon his death. An eligible outside director may from time to time revoke or change his Beneficiary designation without the consent of
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     any prior Beneficiary by filing a new designation with the Corporate
     Secretary. 'the last such designation received by the Corporate Secretary shall be controlling; provided, however, that no designation or change or revocation thereof, shall be effective unless received by the corporate Secretary prior to the eligible outside director's death, and in no event shall it be effective as of a date prior to such receipt.

     If no such Beneficiary designation is in effect at the time of an eligible outside director's death, or if no designated Beneficiary survives the eligible outside director, or if such designation conflicts with law, the eligible outside director's estate shall be the Beneficiary entitled to receive the amount. The Corporate Secretary may direct the Company to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or he may direct the Company to pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Company therefor.


10.  Administration of Plan
     ----------------------

     The Plan, except for Sections 7(c) and 7(d), shall be administered by the Corporate Secretary who shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof. The Corporate Secretary's interpretations and constructions of the Plan and actions thereunder shall, except as otherwise determined by the Board of Directors of the Company or the Personnel Committee thereof, be binding and conclusive on all persons for all purposes.


11.  Amendment
     ---------

     The Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors of the Company or the Personnel Committee thereof, or the delegate of either, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to payment of Deferred Compensation under the Plan which has accrued prior to the date of such action, as determined by the Corporate Secretary.


12.  General Provisions
     ------------------

     The right of any eligible outside director or other person to the payment of Deferred Compensation under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 9 above with respect to designations of Beneficiaries hereunder or as may otherwise be required by law. If any person shall attempt to, or shall, assign, transfer, pledge or encumber any amount payable hereunder, or if by reason of his bankruptcy or other event happening at any time any such payment would be made subject to his debts or liabilities or would otherwise devolve upon anyone else and not be enjoyed by him or his Beneficiary, the
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     Corporate Secretary may, in his sole discretion, terminate such persons interest in any such payment and direct that the same be held and applied to, or for the benefit of such person, his spouse, children or other dependents, or any other persons deemed to be the natural objects of his bounty, or any of them, in such manner as the Corporate Secretary may deem proper.

     If the Corporate Secretary shall find that any person to whom any payment is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, then any payment due .(unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to his spouse, a child, a parent, or a brother or sister, or any other-person deemed by the Corporate Secretary to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Corporate secretary may determine. Any such payment shall be a complete discharge of the liabilities of the Company under the Plan.

     Each eligible outside director shall file with the Corporate Secretary such pertinent information concerning himself and his Beneficiary as the Corporate Secretary may specify, and no eligible outside director or Beneficiary or other person shall have any rights or be entitled to any benefits under the Plan unless-such information is filed by or with respect to him.

     All elections, designations, requests, notices, instructions, and other communications from an eligible outside director, Beneficiary or other person to the Corporate Secretary required or permitted under the Plan shall be in such form as is prescribed from time to time by the Corporate Secretary, shall be mailed by first class mail or delivered to such location as shall be specified by the.- Corporate Secretary and shall be deemed to have been given and delivered only upon actual receipt thereof by the Corporate Secretary at such location.

     All notices, statements, reports and other communications from the Corporate Secretary to any eligible outside director, Beneficiary or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such eligible outside director, Beneficiary or other person at his address last appearing on the records of the Company.

     Neither the Plan nor any action taken hereunder shall be construed as giving to any outside director the right to be retained as a director of the Company.

     The captions preceding the Sections hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions hereof.

     The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of California.
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13.  Execution
     ---------

     To record the restatement of the Plan, the following duly authorized officer pursuant to delegated authority has executed this document.


                                        LEVI STRAUSS ASSOCIATES INC.


                                        By__________________________
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                         LEVI STRAUSS ASSOCIATES INC.
                          DEFERRED COMPENSATION PLAN
                                      FOR
                               OUTSIDE DIRECTORS
                               __________________

                                  AMENDMENTS

     WHEREAS, Levi Strauss Associates Inc. (the "Company") has established the Levi Strauss Associates Inc. Deferred Compensation Plan for Outside Directors (the "Plan");

     WHEREAS, the Company desires to amend the Plan in order to provide outside directors of the Company with alternative measurements for growth of Deferred Compensation under the Plan;

     WHEREAS, by resolutions duly adopted on June 18, 1992, the Board of Directors of the Company authorized Robert D. Haas, Chairman of the Board and Chief Executive Officer, to adopt certain amendments to the employee benefit plans of the Company and to delegate to any other officer of the Company the authority to adopt certain amendments to such plans (the "Delegation"); and

     WHEREAS, on June 1, 1993, pursuant to the Delegation, Robert D. Haas delegated to Donna J. Goya, Senior Vice President, the authority to amend the employee benefit plans of the Company subject to specified limits, and such delegation has not been amended, rescinded or superseded as of the date hereof;

     NOW, THEREFORE, effective as of the date hereof, the Company amends Article 6 of the Plan in its entirety to read as set forth below:

          6.   Addition Credits With Respect to Deferred Compensation
               ------------------------------------------------------

               a.   In General
                    ----------

                    The Deferred Compensation of an eligible outside director shall be credited with increases and, as appropriate, decreases to reflect the performance of the measurement standard offered by the Company pursuant to this Article 6 and selected by the eligible outside director. If with respect to all or a portion an eligible outside director's Deferred Compensation, such outside director fails to elect a measurement standard or if a measurement standard becomes unavailable under the Plan without an effective successor election by the eligible outside director, such Deferred Compensation shall receive credits pursuant to Article 6(b)(i) below.
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              b(i)  Interest Measurement Standard
                    -----------------------------

                    With respect to amounts of Deferred Compensation for which the interest measurement standard is applicable, interest shall be computed monthly as of the last day of each calendar month on the undistributed balance of each eligible outside director's Deferred Compensation at the end of such calendar month. Such interest shall be computed at a monthly interest rate equal to one-twelfth (1/ 12) of the annual interest rate charged for commercial loans to most creditworthy customers, as most recently announced by Bank of America in San Francisco, California, effective as of the last day of the calendar month on which such interest is computed; except that for any calendar year beginning prior to January 1, 1982, interest shall be credited in accordance with the procedures specified in the Plan as then in effect. Such interest shall be credited to the account of each outside director on the books of the Company as of December 31 of such calendar year.

              (ii)  Alternative Measurement Standard
                    --------------------------------

                    The Company may from time to time offer one or more measurement standards in addition to the standard described in Article 6(b)(i) above. Such alternative measurement standards offered by the Company may include standards which have different potential for risk and return and could result in reductions in value of the Deferred Compensation of an Outside Director who elects such standards. The availability of any such alternative measurement standard, and the terms applicable to such standard (including, but not limited to, the method and frequency with which increases or decreases are reflected in the amount of Deferred Compensation) are solely in the discretion of the Company.

              (iii) Election of Standard
                    --------------------

                    The Administrator, in its discretion, shall prescribe procedures for election of measurement standards and changes in measurement standards applicable to Deferred Compensation.

     IN WITNESS WHEREOF, the undersigned has set her hand hereunto on ________ __,1994.
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                                             _____________________________
                                             Donna J. Goya
                                             Senior Vice President